UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 13, 2006

GPS INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State of Incorporation)

000-30104	88-0350120
(Commission File Number)	(I.R.S. Employer Identification No.)

#214, 5500 - 152nd Street, Surrey, BC Canada	V3S 5J9
(Address of Principal Executive Offices)	(Zip Code)

(604) 576-7442
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01 ENTRY INTO A MATERIAL AGREEMENT

On November 13, 2006, GPS Industries, Inc. (the “Company”) entered into a Securities Purchase Agreement with the Lenders (as defined in Item 2.03 below) relating to the sale of shares of the Company’s newly authorized Series B Convertible Preferred Stock and the issuance of warrants. See the discussion under Item 3.02, below, which is incorporated herein by reference.

In anticipation of obtaining loans from the Lenders on November 13, 2006, the Company entered into an Agreement (the “NIR Agreement”), dated as of November 8, 2006, with all of the investors (the “Buyers”) who purchased $3,720,000 (including prepaid interest) of the Company’s Callable Secured Convertible Notes (the “Notes”) pursuant to that certain Securities Purchase Agreement dated as of September 20, 2005. Under the terms of the NIR Agreement, the Company agreed to pay, and the Buyers agreed to accept, in full satisfaction of all amounts owing under the Notes, including outstanding principal amount and accrued and unpaid interest thereon, the amount of $2,800,000 (the “Payoff Amount”). In addition to the cash payment, the Company also agreed to issue to the Buyers (pro rata in accordance with the amount being paid to the applicable Buyer) five year warrants to purchase an aggregate of 3,000,000 shares of the Company’s Common Stock at an exercise price of $0.122 per share (the “New Warrants”). The New Warrants contain customary piggyback registration rights subject to priority granted in favor of certain new purchasers of the Company’s securities (see Item 2.03 below) in the case of cutbacks.

On November 15, 2006, the Company funded the Payoff Amount and on November 16, 2006 the Company issued the New Warrants to the Buyers. The Company obtained the proceeds to fund the Payoff Amount from two loans from the Lenders (as defined in Item 2.03 below) that are evidenced by the Bridge Promissory Notes (as defined in Item 2.03 below).

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On November 13, 2006, the Company obtained a $1,500,000 loan from Great White Shark Enterprises, Inc. (“GWSE”) and a $5,000,000 loan from Leisurecorp LLC (“Leisurecorp”) (individually, a “Lender” and collectively the “Lenders”). GWSE currently is a shareholder of the Company and a lender to the Company under an existing purchase order credit facility. Bart Collins, one of the Company’s directors, is the President of GWSE. The foregoing loans are each evidenced by an unsecured promissory note (the “Bridge Promissory Notes”). At the time of the execution of the Bridge Promissory Notes and the Securities Purchase Agreement described in Item 3.02, Leisurecorp was not affiliated with the Company in any way. The Bridge Promissory Notes bear interest on the outstanding unpaid principal balance at a rate 4.83% per annum, provided that the interest rate will increase to 11% per annum in the event that an Event of Default (as defined in the Bridge Promissory Notes) has occurred. The principal and all accrued and unpaid interest is required to be paid in cash on the earliest to occur of (i) March 31, 2007, and (ii) the closing of the purchase by Lenders of the Company’s Series B Convertible Preferred Stock and warrants pursuant to that certain Securities Purchase Agreement (see, Item 3.02 below). If the Bridge Promissory Notes are paid at the closing of the purchase by the Lenders of the Company’s Series B Convertible Preferred Stock, the Lenders will apply the outstanding principal and accrued interest due under the Bridge Promissory Notes towards their purchases of the Company’s Series B Convertible Preferred Stock and Warrants.

On November 15, 2006, the Company used $2,800,000 of the proceeds of the Bridge Promissory Notes to fund the Payoff Amount payable to the Buyers under the NIR Agreement. The Company intends (and is required to under the terms of the Bridge Promissory Notes and the Securities Purchase Agreement) to use the balance of the loan proceeds to repay certain other outstanding indebtedness and to fund its short-term working capital needs, all in accordance with a use of proceeds schedule agreed to between the Lenders and the Company. The Bridge Promissory Notes contain restrictions on the Company’s ability to take certain actions while the Bridge Promissory Notes remain outstanding. Specifically, the Company may not, without the consent of the Lenders, (i) amend its Articles of Incorporation or Bylaws, (ii) issue shares of its capital stock or rights, options, warrants or other securities that are convertible into or exchangeable for capital stock, (iii) pay dividends, (iv) repurchase shares of its capital stock, (v) effect a merger, consolidation, or business combination or other acquisition, (vi) reorganize, liquidate, dissolve or wind up, (vii) incur any new indebtedness or refinance any existing indebtedness for borrowed money other than trade payables and accrued expenses incurred in the ordinary course of business, (viii) incur or commit to incur any operating expenditures in excess of (a) $50,000 in one or a series of related expenditures, or (b) in excess of $250,000 in the aggregate, (other than in accordance with the use of proceeds agreed with the Lenders) (ix) hire or fire the Company’s Chief Executive Officer, the Chief Financial Officer, or any other officer or employee of the Company who, at the time, earns or is expected to earn a salary (excluding bonuses) of $100,000 or more per year, (x) acquire any assets or equity securities of any other business or entity, or sell any the Company’s assets (other than in the ordinary course of business), (xi) issue options or securities except under the Company’s stock compensation, bonus or other compensation plan, (xii) amend the Company’s stock compensation, bonus or other compensation plan, or (xiii) enter into any transaction with a stockholder of the Company or an affiliate of the Company or of a stockholder of the Company.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

Securities Purchase Agreement

On November 13, 2006, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement “) with GWSE and Leisurecorp, pursuant to which the Company agreed, subject to certain closing conditions, to sell for an aggregate purchase price of $15,740,890 (i) a total of 1,574,089 shares of newly authorized Series B Convertible Preferred Stock (the “Preferred Shares”) and warrants to purchase up to 53,278,689 shares of the Company’s Common Stock. The warrants will be exercisable for five years, beginning after the closing under the Securities Purchase Agreement, at an initial exercise price of $0.122 per share. In addition, under the Securities Purchase Agreement, at the closing, the Company shall issue to GWSE 274,089 Preferred Shares and warrants to purchase 6,606,497 shares of Common Stock in exchange for the cancellation of certain indebtedness owed by the Company to GWSE having an aggregate unpaid balance of $2,740,890. As of November 6, 2006, the Company had outstanding approximately 333,847,000 shares of Common Stock.

The closing of the sale of the Preferred Shares and warrants is subject to (i) the Company amending its Articles of Incorporation to increase the number of its authorized shares of Common Stock to 1,600,000,000 shares, (ii) the repayment of the Notes pursuant to the NIR Agreement and release of all liens on the Company’s assets granted in favor of the holders of the Notes, (iii) the exchange by Douglas Wood, one of the Company’s directors, of $3,000,000 of indebtedness owed to him by the Company for 300,000 Preferred Shares and warrants to purchase 49,180,328 shares of Common Stock, (iv) the exchange by Mr. Silzer, the Chief Executive Officer and a director of the Company, of $750,000 of certain obligations owed to him by the Company for 12,295,082 shares of Common Stock and warrants to purchase 3,073,770 shares of Common Stock, and (v) the satisfaction of other customary closing conditions. The Securities Purchase Agreement will be terminable by the investors or the Company under certain circumstances specified in the Securities Purchase Agreement, including if the closing fails to occur for any reason on or before March 31, 2007. The Company will have to obtain the approval of its shareholders and otherwise comply with applicable state and federal regulations in order to amend its Articles of Incorporation.

During the 120 calendar days following the date of the closing of the transactions contemplated by the Securities Purchase Agreement, GWSE and Leisurecorp shall each have the right to increase their investment, or make an additional investment in the Company by purchasing additional shares of Preferred Stock and warrants for cash on the same terms as the securities sold at the closing (for each $10 cash investment, the purchaser has the right to purchase one Preferred Share and a warrant to purchase 40.983607 shares of Common Stock). GWSE shall have the right to increase its aggregate investment in the Preferred Shares and warrants by $3,000,000, and Leisurecorp shall have the right to increase its aggregate investment in the Preferred Shares and warrants by $10,000,000. GWSE and Leisurecorp also have the right to assign (in whole or in part) their right to purchase such additional securities to one or more of their affiliates or designees.

Series B Convertible Preferred Stock

Under the Securities Purchase Agreement, a total of 4,000,000 shares of Preferred Shares will be authorized for issuance under a Certificate Of Designation Of Series B Convertible Preferred Stock, which Certificate of Designation defines the rights, preferences and privileges of the holders of the Preferred Shares and will be filed with the Secretary of State of the State of Nevada prior to closing.

The Preferred Shares may, at the option of the holder, be converted at any time or from time to time into fully paid and non-assessable shares of Common Stock at the conversion rate then in effect. The number of shares into which one Preferred Share shall be convertible is determined by dividing $10.00 per share by the then existing Conversion Price. The "Conversion Price" per share for the Preferred Shares shall be equal to $0.61 (subject to appropriate adjustment for certain events, including stock splits, stock dividends, combinations, recapitalizations or other recapitalizations affecting the Preferred Shares). The Conversion Price is also subject to weighted average anti-dilution protection in the case of certain issuances of securities by the Company below a certain price.

Except as otherwise expressly provided in the Certificate of Designation or as required by law, each holder of Preferred Shares shall be entitled to the number of votes equal to the number of shares of Common Stock into which the Preferred Shares could be converted on the record date for such vote, and shall have voting rights and powers equal to the voting rights and powers of the Common Stock. In addition to the foregoing voting rights, so long as Leisurecorp is the owner of record of 25% or more of the number of Preferred Shares that it purchases under the Securities Purchase Agreement, the Company shall not have the right, without first obtaining the prior approval of the holders of a majority of the then outstanding Preferred Shares, voting separately as a class, to take any of the following actions: (i) amend the Company’s Articles of Incorporation or Bylaws if such action would adversely affect the rights, preferences, privileges, or restrictions of the Series B Preferred Stock; (ii) authorize or issue any class or series of the Company’s capital stock or any rights, options, warrants or other securities that are convertible into or exchangeable for any capital stock of the Corporation, having any right, preference or privilege superior to or on parity with the Series B Preferred Stock in any respect whether by reclassification or otherwise; (iii) pay any dividends or distributions on any shares of capital stock of the Company; (iv) amend any of the provisions of the Certificate of Designation; (v) redeem or declare a dividend with respect to any security of the Company; (vi) increase or decrease the authorized number of shares of Series B Preferred Stock; (vii) effect a merger, consolidation, or business combination or other acquisition involving the Company (other than solely for the purposes of reincorporation); or (viii) increase or decrease the authorized number of directors on the Company’s Board of Directors.

The holders of a majority of the outstanding Preferred Shares also have the right, voting as a separate class, to elect three members of the Company’s board of directors (the “Preferred Directors”), of which two shall be designated by such holders of a majority of the outstanding Preferred Shares as the “Reviewing Preferred Directors.” The Company’s Board of Directors may not take certain actions, and none of such actions shall be valid and constitute an action of the Board of Directors unless such action is approved by a majority of the Board of Directors, which majority shall include at least one of the Reviewing Preferred Directors. The actions that must be approved by at least one Reviewing Preferred Director are as follows: (i) reorganize the Company or voluntarily liquidate, dissolve or wind up the Company, (ii) incur any new indebtedness or refinance any existing indebtedness for borrowed money other than trade payables and accrued expenses incurred in the ordinary course of business and indebtedness not to exceed at any time $500,000 in the aggregate, (iii) approve, adopt or amend the Company’s annual budget, (iv) incur any capital or operating expenditures (other than purchases of inventory purchased solely for, and specifically to fill signed purchase orders) in excess of $50,000 in one or a series of related expenditures, or in excess of $250,000 in the aggregate unless included in the Company’s annual budget approved by the Board of Directors (including one of the Reviewing Preferred Directors), (v) hire or fire the Company’s Chief Executive Officer, the Chief Financial Officer, or any other officer or employee of the Company who, at the time, earns or is expected to earn a salary (excluding bonuses) of $100,000 or more per year, (vi) acquire any assets or equity securities of any other business or entity, or sell any assets of the Company (other than in the ordinary course of business), in each case if the transaction value of such acquisition or disposition is greater than $2,000,000, (vii) issue options or securities except under the Company’s stock compensation, bonus or other compensation plan, (viii) amend the Company’s stock compensation, bonus or other compensation plan, or (ix) enter into a transaction with a stockholder or an affiliate of the Company or of a stockholder of the Company. The foregoing restrictions will remain in effect until the earlier of (a) the date on which Leisurecorp is the owner of record of less than 25% of the number of Preferred Shares that it purchased pursuant to the Securities Purchase Agreement, or (b) the Company meets or exceeds the approved annual budget for two consecutive fiscal years.

In the event of any dissolution or winding up of the Company, whether voluntary or involuntary, holders of each outstanding Preferred Shares shall be entitled to be paid first out of the assets of the Company available for distribution to shareholders, an amount equal to $10.00 per share (as adjusted). Therafter, the remaining assets and funds of the Company legally available for distribution, if any, shall be distributed among the holders of the Common Stock and the Preferred Shares in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they have a right to acquire upon conversion of the shares of the Preferred Shares held by them. The foregoing liquidation distribution to the holders of the Preferred Shares shall be senior to the Common Stock and senior to any subsequent series of preferred stock which may be junior in right of preference to the Preferred Shares.

The Company may not declare, pay or set aside any dividends on shares of any class or series of capital stock of the Company (other than dividends on shares of Common Stock payable in shares of Common Stock) unless the holders of the Preferred Shares shall first receive, or simultaneously receive, an equal dividend on each outstanding share of Preferred Shares.

Registration Rights

In connection with the sale and issuance of the Preferred Shares and warrants to GWSE and Leisurecorp under the Securities Purchase Agreement, and the issuance of shares to Mr. Wood and Mr. Silzer in connection with the exchange by them of certain Company obligations, at the closing of the transactions under the Securities Purchase Agreement, the Company shall enter into a Registration Rights Agreement. Under that agreement, the investors shall have the unlimited right to demand the registration under the Securities Act of 1933, as amended (the “Act”), of all or part of the shares of Common Stock issuable under the Preferred Shares and warrants (or the Common Stock issuable to Mr. Silzer), provided no demand for such registration shall be made for less than 10 million shares of Common Stock. In addition, the investors also have piggy-back registration rights and the right to have their shares registered on Form S-3, if that form is available to the Company.

Shareholder Agreement

At the closing of the sale of the Preferred Shares and warrants under the Securities Purchase Agreement, and as a condition to the closing, the Company will be required to enter into a Shareholder Agreement, the form of which is attached to the Securities Purchase Agreement, with GWSE, Leisurecorp, Robert C. Silzer, Sr. and Douglas Wood. Under the Shareholder Agreement, GWSE and Leisurecorp will agree to vote their Preferred Shares in favor of two designees of Leisurecorp as the Preferred Directors and one designee of GWSE as the third Preferred Director. GWSE and Leisurecorp will also make agreements with respect to the voting of their Preferred Shares on other matters. In addition, under the Shareholder Agreement, GWSE, Leisurecorp, Mr. Silzer, Sr. and Mr. Wood will agree to certain restrictions on the transfer of their shares subject to the Shareholder Agreement.

Other

The (i) Preferred Shares and warrants to be issued to GWSE, Leisurecorp and Mr. Wood, and (ii) the shares of Common Stock and warrants to be issued to Mr. Silzer, will not be registered under the Act and will be issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Act and Regulation D promulgated thereunder. The Preferred Shares and the warrants, as well as the shares underlying the warrants, may not be reoffered or sold in the United States by the holders in the absence of an effective registration statement, or valid exemption from the registration requirements, under the Act.

Copies of the definitive agreements relating to the sale and issuance of the Preferred Shares and the warrants are filed herewith as an exhibit to this report. The summary of matters set forth above is qualified by reference to such exhibits.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On November 3, 2006, the Board of Directors of the Company created a new part-time office and elected Bart Collins, one of the Company’s current Directors, to that office. The new office, designated as the office of the Executive Vice President, was established for the purposes of monitoring and controlling specific operations or functions of the Company. In establishing the new executive office, the Board of Directors decided that the Company may not make any payment (or series of related payments) or agree to make any payment (or series of related payments) or issue or agree to issue securities of the Company in lieu of any payment to be made by or on behalf of the Company (a “Securities Issuance”) (a) in excess of $25,000, without the express written approval of the new Executive Vice President and (b) in excess of $100,000, without having the signature of the Executive Vice President on (x) the check or other financial instrument pursuant to which such payment will be made, on (y) the wire transfer instructions authorizing the wire transfer pursuant to which such payment will be made or (z) in the case of a Securities Issuance, specific authorization for such Securities Issuance including the number of shares or securities to be issued and the terms thereof. The Company agreed to create the office of Executive Vice President, and agreed to elect Mr. Collins to that office, under the Securities Purchase Agreement. Pursuant to the Securities Purchase Agreement, Mr. Collins must remain the Executive Vice President until the Bridge Promissory Notes are repaid and, assuming that the closing occurs under the Securities Purchase Agreement, thereafter until such time as the Company’s Common Stock is listed on either the Nasdaq Global Market or the Nasdaq Capital Market.

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On November 3, 2006, the Board unanimously adopted certain resolutions to amend the Company’s Bylaws. The amendments to the Bylaws revise and clarify certain procedures regarding the Company’s special meetings and its regular annual and quarterly meetings. In addition, the Bylaw amendment authorizes the Board of Directors, from time to time, to create one or more part-time Executive Vice President offices for the purposes of monitoring and controlling specific operations or functions of the Company. Pursuant to the Bylaw amendment, on November 3, 2006 the Company created the office of Executive Vice President and elected Bart Collins to that office. See, Item 5.02. The revised provisions of the Bylaws of the Company are attached hereto as Exhibit 3.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
3.1	Amendments to Bylaws

4.1	Certificate Of Designation Of Series B Convertible Preferred Stock

4.2	Form of Warrant to Purchase Common Stock

10.1	Securities Purchase Agreement, dated November 13, 2006, by and among GPS Industries, Inc. and the purchasers named therein

10.2	Form of Registration Rights Agreement

10.3	Form of Promissory Notes to be issued to Great White Shark Enterprises, Inc. and Leisurecorp LLC

10.4	Agreement, dated November 8, 2006, by and among GPS Industries, Inc. and the note purchasers set forth on the signature page thereof regarding the repayment of the Callable Secured Convertible Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 17th day of November 2006.

By:	/s/ Robert C. Silzer, Sr.
Robert C. Silzer, Sr.
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendments to Bylaws

4.1	Certificate Of Designation Of Series B Convertible Preferred Stock

4.2	Form of Warrant to Purchase Common Stock

10.1	Securities Purchase Agreement, dated November 13, 2006, by and among GPS Industries, Inc. and the purchasers named therein

10.2	Form of Registration Rights Agreement

10.3	Form of Promissory Notes to be issued to Great White Shark Enterprises, Inc. and Leisurecorp LLC

10.4	Agreement, dated November 8, 2006, by and among GPS Industries, Inc. and the note purchasers set forth on the signature page thereof regarding the repayment of the Callable Secured Convertible Notes